UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 1, 2017

Bookedbyus Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55513	26-1679929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4231 Dant Blvd., Reno, Nevada 89509

(Address of Principal Executive Offices) (Zip Code)

(323) 345-4587

(Registrant's telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 5 - CORPORATE GOVERANCE AND MANAGEMENT

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On February 24, 2017, Bookedbyus Inc. (the “Company”) settled two outstanding debts for a total of $163,200 at $0.10 per share for 1,632,264 common shares of the Company. Prior, to the settlement of debts, Mr. Person shares represented 53.2% of the Company’s total issued and outstanding shares.

On February 24, 2017, a change in control of Bookedbyus Inc. (the “Company”) occurred by virtue of the Company’s largest shareholder, Fred Person, selling 11,795,000 shares of the Company’s common stock to those listed below representing 49.6% of the Company’s total issued and outstanding shares of common stock. Such 11,795,000 shares sold represent all of the shares of the Company’s common stock owned by Mr. Person.

Kersch, Bradley	3,300,333	Port Coquitlam, B.C. Canada
Kersch, Tami	3,300,333	Port Coquitlam, B.C. Canada
Jerousek, Gabriele	3,300,333	Port Coquitlam, B.C. Canada
Fox, Aerock	994,001	West Vancouver, B.C. Canada
Smith, Zach	200,000	Thousand Oaks, CA USA
Smith, Sheila	200,000	Thousand Oaks, CA USA
Keleny, Rod	180,000	Langley, BC Canada
Brainey, Serena	100,000	Venice, CA USA
Zomier, Ernie	200,000	Thousand Oaks, CA USA
Price, Michael	20,000	Surrey, B.C. Canada

Total Shares:	11,795,000

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.

Effective February 24, 2017 Fred Person resigned from his position as President and Director. Mr. Persons’ resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective February 24, 2017 the Board approved by unanimous written consent the appointment of Bradley Kersch and Aerock Fox as President and Director, Secretary and Director respectively for the Company.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Bookedbyus Inc.

Dated: March 1, 2017	By:	/s/ Bradley Kersch
Bradley Kersch
President, Director

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